Exhibit 10.1

LENOX GROUP INC.  (“LGI”) STOCK OPTION AGREEMENT

FOR OPTIONS UNDER THE 2004 STOCK INCENTIVE PLAN

Optionee:	Grant Date:

Number of Shares subject to the Option:	Exercise Price per Share:

1.                    General.

1.1    The Company hereby grants to the Optionee, subject to the terms of this Agreement and the Company’s 2004 Stock Incentive Plan (the “Plan”), the right and option (the “Option”) to purchase, at the Exercise Price, the number of Shares set forth above.  The number of Shares and the Exercise Price are subject to adjustment as provided in Section 13 of the Plan, which is made a part of this Agreement.  Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.  For purposes of this Agreement, (a) the term “person” shall mean an individual, a corporation, a partnership, an association, a trust, a sole proprietorship, a limited liability company, or any other entity or organization, including a government or governmental agency, instrumentality, authority, commission or court, (b) the term “Affiliate” of the Company shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and (b) the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through the ownership of equity interests, by contract or otherwise.

1.2         This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3       The Option shall be exercisable to the extent and in the manner provided in this Agreement for a period of 10 years from the date hereof (the “Exercise Term”); provided, however, that the Option may be terminated earlier as provided in Section 4 or 5.

2.                    Vesting and Exercisability of Options.

2.1         Fully Vested Upon Grant; Delayed Exercisability.  The Option shall be fully vested on and as of the Grant Date, subject to forfeiture only as set forth in this Agreement and the Plan. Notwithstanding the foregoing and subject to the provisions of this Agreement and the Plan, the Option shall become exercisable with respect to the total number of Shares which may be purchased pursuant to the Option on the second anniversary of the Grant Date.

2.2         Timing of Exercise.  The Optionee or the guardian, executor, administrator or other legal representative (each a “Legal Representative”) of the Optionee may exercise the Option, in whole or in part, at any time or from time to time, but only to the extent the Option is exercisable at such time.

2.3         Effect of Change in Control.  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately and fully exercisable.

3.                    Manner of Exercise and Payment.

3.1         Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice, in person or by mail, to the Secretary of the Company, at the Company’s principal executive office (or such other address as the Company may from time to time notify the Optionee in writing). Such notice shall state that the Optionee is electing to exercise the Option and the underlying number of Shares being exercised and shall be signed by the Optionee or, where applicable, by his/her Legal Representative.  The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

3.2         The notice of exercise described in Section 3.1 shall be accompanied by the full purchase price for the underlying Shares being exercised, such purchase price to be paid by check.  Not less than 10 Shares may be purchased at any one time upon an exercise of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

3.3         The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until the conditions in Section 7.3 of the Plan have been satisfied.

4.                    Certain Restrictions.

4.1         Non-transferability.  The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his/her Legal Representative.  The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4.2    Employment Termination.  (a)  Except as may be agreed between the Committee and the Optionee, if the Optionee shall no longer be employed by the Company or any of its Subsidiaries, for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) (“Terminated” or a “Termination”), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company or any of its Subsidiaries under any employment agreement or otherwise, the Option shall terminate and shall be of no further force or effect from and after the date of such Termination (the “Termination Date”) as follows:

(1)     In the event the Termination is the result of the Optionee’s resignation from employment (other than “Retirement” as defined below), the last day on which the Option may be exercised (and after which day the Option shall terminate and be of no further force or effect) shall be the ninetieth (90th) day following the Termination Date unless the second anniversary of the Grant Date of the Option occurs after such ninetieth day, in which case the last day of Option exercisability shall be the second anniversary of the Grant Date of the Option; provided, however, that in the event the Optionee dies during the period between the Termination Date and the last day of Option exercisability as set forth in this clause 4.2(a)(1), then the Legal Representative may exercise the Option at any time until and through (but not after) the later to occur of (x) such last day of Option exercisability and (y) the three-hundred-sixty-fifth (365th) day after the date of the Optionee’s death.

(2)     In the event the Termination is the result of the Optionee’s “Retirement” (being the Optionee’s resignation from employment or the Company’s termination of employment without Cause, in either case, at such time as the Optionee is age sixty (60) or greater), the last day on which the Option may be exercised (and after which day the Option shall terminate and be of no further force or effect) shall be the tenth (10th) anniversary of the Grant Date of the Option; provided, however, that in the event the Optionee dies during the period between the Termination Date and the last day of Option exercisability as set forth in this clause 4.2(a)(2), then the Legal Representative may exercise the Option at any time until and through (but not after) the later to occur of (x) the second anniversary of the Grant Date of the Option and (y) the three-hundred-sixty-fifth (365th) day after the date of the Optionee’s death.

(3)     In the event the Termination is the result of the Optionee’s death while employed by the Company or one of its Affiliates, the Legal Representative may exercise the Option at any time within three-hundred-sixty-five (365) days after the date of the Optionee’s death (and after such 365th day the Option shall terminate and be of no further force or effect) unless the second anniversary of the Grant Date of the Option occurs after the Termination Date, in which case the last day of Option exercisability shall be the second anniversary of the Grant Date of the Option.

(4)     In the event the Termination is the result of the Company’s dismissal without Cause of the Optionee from employment (other than due to Retirement), the last day on which the Option may be exercised (and after which day the Option shall terminate and be of no further force or effect) shall be the later (the “Later Day”) of (x) the last day in respect of which the Optionee is paid severance following the Termination Date (e.g., the end of the severance period) and (y) the ninetieth (90th) day following the Termination Date; provided, however, that in the event the second anniversary of the Grant Date of the Option occurs after the Later Day, the last day of Option exercisability shall be the second anniversary of the Grant Date of the Option; and further provided, that in the event the Optionee dies during the period between the Termination Date and the last day of Option exercisability as set forth in this clause 4.2(a)(4), then the Legal Representative may exercise the Option at any time until and through (but not after) the later to occur of (x) such last day of Option exercisability as set forth in the preceding proviso and (y) the three-hundred-sixty-fifth (365th) day after the date of the Optionee’s death.

(5)     In the event the Termination is the result of the Company’s dismissal with Cause of the Optionee from employment, the last day on which the Option may be exercised (and after which day the Option shall terminate and be of no further force or effect) shall be the Termination Date.

(b)         For purposes of this Section 4.2, the term “Cause” shall mean the Company’s determination that the Optionee shall have committed one or more of the following: fraud, material and deliberate injury or attempted injury to the business or a fellow employee or customer in the line of work, breach of any law or Company policy which presents the reasonable likelihood of a material adverse impact to the Company’s business or its reputation, material competition with the Company (including solicitation of its employees or customers), willful breach of duty, habitual neglect, or habitual absenteeism, or substantial dependence on or addiction to alcohol or any controlled substance.

5.                    Prohibition Against Certain Activities.

5.1         Restricted Activities. The Optionee understands that the Company is granting to the Optionee an option to purchase Shares to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, the Optionee agrees that: (a) s/he will not at any time during his/her employment with the Company or any Affiliate, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his/her own or any other person’s account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the entire course of his/her employment with, or other performance of services for, the Company or any Affiliate or any predecessor of any of the foregoing, no matter from where or in what manner the Optionee may have acquired such knowledge or information, and s/he shall retain all such knowledge and information in trust for the benefit of the Company, its Affiliates and the successors and assigns of any of them; (b) if s/he is Terminated, s/he will not for two years following the Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Company or any Affiliate  (a ““LGI” Employee”) (it being understood that, if the Optionee becomes affiliated with another person (the “Successor”) and the Successor solicits for employment a “LGI” Employee, it shall not constitute a solicitation hereunder if the Optionee does not solicit, recommend to the Successor, or otherwise bring to the attention of the Successor, the “LGI” Employee); and (c) s/he will not at any time during his/her employment or after any Termination publish any statement or make any statement (under circumstances reasonably likely to become public or that s/he might reasonably expect to become public) critical of the Company or any Affiliate, or in any way adversely affecting or otherwise maligning the business or reputation of the Company or any of its Affiliates or any of their respective officers, directors or employees (any activity described in clause (a), (b) or (c) of this sentence being herein referred to as a “Prohibited Activity”).  In addition, accordingly, the Optionee agrees that s/he will not at any time during his/her employment with the Company or any Affiliate or the twelve (12) months thereafter (including any period following Termination during or in respect of which s/he is receiving any severance payment) engage in any Competitive Activity (as defined below) anywhere in the world (including, without limitation, anywhere in the United States of America, the United Kingdom, Hong Kong, China or Taiwan).

The term “Competitive Activity” shall mean engaging in any of the following activities:  (a) directly or indirectly through one or more intermediaries controlling any Competitor (as defined below) or owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding); (b) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the employees or customers of the Company or any Affiliate; or (c) employment by (including serving as an officer or director of), or providing consulting or other services to, any Competitor.  The term “Competitor” means any person who derives  significant revenues, income or reputational gain from producing, selling, designing, dealing or otherwise conducting commercial activity in, with or pertaining to, tabletop products, collectibles, miniature decorative or collectible buildings or coordinated “village” accessories, figurines, jewelry, textiles, watches, small leather goods or general decorative giftware products.

5.2         Right to Terminate Option; Disgorgement.  The Optionee understands that the Company is granting to the Optionee an option to purchase Shares to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if the Optionee: (a) engages in any Prohibited Activity; (b) engages in any Competitive Activity; or (c) is convicted of a crime against the Company or any Affiliate, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, in its sole discretion, to terminate the Option, which shall then be of no further force or effect.

The Optionee further understands that if he/she is found to have violated any provision of Section 5.1 after he/she exercises the Option, the Company has the right to demand repayment of (and the Optionee shall be obligated upon such written demand to repay) all of Optionee’s after-tax profit realized from the exercise of the Option (including any net cash proceeds from the sale of Shares acquired through exercise of the Option and any Shares held by the Optionee acquired through exercise of the Option).

6.                    Specific Performance.  The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

7.                    Withholding.  Prior to the issuance of any Shares to the Optionee hereunder, the Optionee shall remit to the Company the full amount of any applicable Withholding Taxes.  The Company shall have the right to deduct from any distribution of cash to the Optionee any amount necessary in satisfaction of any applicable Withholding Taxes.

8.                    Entire Agreement.  This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.                    Choice of Law.  This Agreement shall be interpreted under the laws of the State of Delaware (except with respect to matters of employment law, which shall be interpreted under the laws of the State of Minnesota), entirely independent of the forum in which the Agreement or any part of it may come up for construction, interpretation or enforcement.

10.              Acknowledgment.  The Optionee hereby acknowledges prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time.  The Optionee hereby acknowledges that s/he has reviewed the Plan and this Agreement and understands his/her rights and obligations thereunder and hereunder.  The Optionee also acknowledges that s/he has been provided with such information concerning the Company, the Plan and this Agreement as s/he and his/her advisors have requested.

LENOX GROUP INC.

By:

Optionee: